EXHIBIT 99

I, Dean R. Grewell, III, hereby certify that to the best of my knowledge the periodic report for the period ended September 30, 2002, containing financial statements of SNAP2 Corporation (the "Company"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is intended solely to satisfy the requirements of section 906 of the Sarbanes-Oxley Act of 2002.


                                           /s/ Dean R. Grewell
                                           -------------------------------------
                                    NAME:  Dean R. ("Rick") Grewell, III
                                    TITLE: President and Chief Executive and
                                           Treasurer and Chief Financial Officer
                                    DATE:  February 18, 2003